UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2015

The Eastern Company
(Exact name of registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

112 Bridge Street Naugatuck, Connecticut 06770
(Address of principal executive offices, including zip code)

(203) 729-2255 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

ITEM 8.01 – Other Events

On April 17, 2015, Barington Companies Equity Partners, L.P. (“Barington”) filed a purported class action lawsuit (Barington Companies Equity Partners, L.P. v. The Eastern Company, et. al., Case No. UWY-CV-15-026955-S (the “Action”)) against The Eastern Company (the “Company”) and its board of directors (the “Board”) in the Superior Court of Waterbury, Connecticut (the “Court”).  The Action alleged, among other things, that the Eastern Board breached its fiduciary duties by amending the Company’s bylaws to allow the board to fill vacancies resulting from an expansion of the number of board seats without shareholder approval.  The Action also challenged the Board’s announced intention to increase the size of the Board and appoint a new director after the May 20, 2015 Annual Meeting without shareholder approval and sought, among other things, injunctive relief preventing the Board from nominating a new director to fill a vacancy that is the result of an expansion of the number of board seats.

On July 13, 2015, the Court approved a Stipulation and Order of Dismissal (the “Stipulation”) entered into by the parties in connection with the Action. The Stipulation requires that notice of its terms be given to shareholders of the Company in the form of this Current Report on Form 8-K.  The Stipulation provides for, among other things, the dismissal of the Action after the requisite notice period to shareholders has expired.  The text of the Stipulation is attached as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference and should be read in its entirety.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 - (d) Exhibits

99.1   Stipulation and Order of Dismissal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: July 17, 2015	By: /s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer